[EXECUTION VERSION]
MASTER LICENSE

           AGREEMENT dated as of  May __, 2011 between Michael Vick, an individual residing at ______________________________________ (hereinafter referred to as "Licensor") and V7 LLC, a Delaware limited liability company, with offices at 1384 Broadway, New York, New York (hereinafter referred to as "Licensee").

W I T N E S S E T H:

In consideration of the mutual covenants and the undertakings hereinafter set forth, Licensor and Licensee do hereby respectively grant, covenant, and agree as follows:

1.           Grant of License

1.1           Licensor hereby grants to Licensee, upon the terms and conditions hereinafter set forth, an exclusive 25 year license (the "License"), to use the name and mark annexed hereto as Exhibit “A” as modified by agreement between the parties from time to time (hereinafter referred to as the "Marks") throughout the world (the “Territory”).  Notwithstanding anything to the contrary contained herein, the License shall exclude shoes unless Licensor in its sole discretion elects to expand this License to include them.

1.2           In addition to the foregoing license, Licensor hereby grants to Licensee the right to sublicense the Marks in the Territory to those parties who have entered into license agreements with the Licensee.

1.3           Licensee shall use its commercially reasonable efforts to profitably exploit the license throughout the Territory.

2.           Term

2.1           This Agreement shall continue in force for 25 years, until and unless terminated sooner in accordance with Section 2.2.

2.2           This Agreement may be terminated only as follows:

(a)           By the mutual agreement of the parties;

(b)           By the Licensor upon written notice if Licensee has filed a petition for an order of relief under any bankruptcy law or if a petition for an order of relief under any bankruptcy law, is filed against it and is not discharged or dismissed within ninety (90) days thereafter;

(c)           By the Licensor upon written notice if, for more than ninety (90) days, Licensee has (i) ceased operations, or (ii) ceased to use commercially reasonable efforts to exploit the license granted hereunder, and, after receipt of written notice from Licensor detailing such default, Licensee has failed to cure, or to take good faith measures to cure such default within sixty (60) days; provided, however, that if Licensor has exercised this right with respect to subclause (ii), the license granted hereunder shall be terminated only with respect to such product categories in which Licensor ceased to use commercially reasonable efforts to exploit the license, however the Agreement shall continue in full force with respect to all other product categories.

3.           Representations and Warranties

3.1           Licensor represents and warrants that it owns common law right in the Mark and has filed Intent to Use applications for the Mark in the United States Trademark Office in International Classes 3, 18 and 25, it has the power and authority to enter into this Agreement and to perform all of its obligations hereunder, and the license granted hereunder does not conflict with any agreement, obligation or order by which Licensor is bound.

3.2           Licensee represents and warrants that it has all requisite power and authority to execute, deliver and perform this Agreement, and that all necessary corporate proceedings of Licensee have been duly taken to authorize the execution, delivery and performance of this Agreement by Licensee.

4.           Royalty

4.1           The license granted by Licensor hereunder shall be royalty-free; provided, however, that Licensee shall reimburse Licensor fully for any funds expended by Licensor in registering, securing, acquiring, maintaining or protecting the Mark.

5.           Marks

5.1           Licensor shall have the final and absolute right to approve all aspects of design, contents, packaging, workmanship and quality and all other characteristics of products utilizing the Licensed Mark.  All such approvals shall be at Licensor’s reasonable judgment.

5.2           Licensee will use the Marks in the Territory strictly in compliance with applicable legal requirements and will use such markings in connection therewith as may be reasonably required by Licensor and by applicable laws.  Licensee shall, at its own cost, take all commercially reasonable steps that are necessary in Licensee’s good faith judgment to protect and preserve the legal rights of Licensee and Licensor in the Marks, and shall take no action in derogation of said rights. Licensor agrees to cooperate, and take such further efforts, including without limitation the signing and delivery of documents, and giving of statements, as reasonably required to register, secure, acquire, maintain, enforce, and promote the Mark without consideration except for reimbursement of out of pocket costs.

6.           Assignment

6.1           This Agreement may not be assigned without the express written expression of each of the parties to it.

7.           Relationship of Parties; No Franchise

7.1           Nothing contained in this Agreement shall be construed to place the parties in a relationship of legal representatives, partners, joint ventures, or agents and Licensee shall have no power or authority to obligate or bind Licensor in any manner whatsoever or to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of Licensor in any manner or to make any representation, warranty, covenant, agreement or commitment for or on behalf of Licensor.

7.2           The parties acknowledge and agree that this Agreement is an intellectual property rights License Agreement and does not constitute, and shall not be construed as, a franchise agreement.  The parties further acknowledge and agree that state and federal franchise and business opportunity laws do not and will not apply to this Agreement or to the relationship between Licensee and Licensor and their respective rights and obligations hereunder.  The parties agree that, due to their respective business backgrounds and prior licensing experience, they do not need the protection of state or federal franchise or business opportunity laws.

8.           Miscellaneous Provisions

8.1           This Agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral and written understandings and agreements relating thereto, and may not be modified, discharged or terminated orally.  Notwithstanding anything in this Agreement to the contrary, however, the parties acknowledge that this Agreement shall not supersede, replace, or modify, and is an exhibit to,  the Limited Liability Company Agreement of V7 LLC which shall remain in full force and effect according to its terms.

8.2           (a)           This Agreement is made in and shall be governed and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

(b)           IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO THAT THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

(c)           The parties hereto shall use commercially reasonable efforts to settle by mutual agreement any disputes or controversies between the parties which may arise out of or in relation to this Agreement. If any such disputes or controversies cannot be settled by the parties, the parties consent to the sole and exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, for all purposes in connection with any proceedings between them.  The parties consent that any process or notice of motion or other application to either of said courts, in any paper in connection with the proceedings may be served by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court, provided a reasonable time for appearance is allowed.

(d)           Should any claim be brought against Licensor by any party with respect to any matter involving, relating or pertaining, directly or indirectly, to any license or sublicense granted by Licensee pursuant to this Agreement, or any activity of any third party related to any such license or sublicense, or any product manufactured by any party where such product bears any of the Marks, Licensee shall fully indemnify and defend Licensor with respect to such claims, including reimbursement of such reasonable attorney fees as are incurred by Licensor with respect to same, unless such claim was the result of a breach by Licensor of Licensor’s representations, warranties or agreements hereunder.

8.3           This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

Licensor:

Michael Vick

Licensee:

V7 LLC

By: EXCEL CORPORATION, Manager

By:
Ruben Azrak, President

Exhibit “A”

Marks

V7